As filed with the Securities and Exchange Commission on April 1, 2024
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULIS HOLDING AG

(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Telephone: +41 41 711 93 25

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Oculis US Inc.

One Gateway Center

300 Washington Street, Suite 405

Newton, MA 02458

Telephone: +1 617 928 5886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Katie Kazem Cooley LLP 55 Hudson Yards New York, NY 10001 +1 212 479 6000	Dr. Matthias Staehelin Vischer AG Aeschenvorstadt 4 Postfach 4010 Basel, Switzerland +41 58 211 33 00

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission, or the Commission, pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

† The term “new or revised accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2024

PROSPECTUS

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Oculis Holding AG, a Swiss stock corporation (Aktiengesellschaft), may offer, from time to time, in one or more offerings, ordinary shares, senior debt securities, subordinated debt securities, warrants and units, which we collectively refer to as the securities. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 19 of this prospectus.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” On March 28, 2024, the last sale price of our ordinary shares as reported by the Nasdaq Global Market was $12.05 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Oculis,” “the Company,” “our Company,” “we,” “us” or “our” refer to Oculis Holding AG and its subsidiaries.

TRADEMARKS AND TRADENAMES

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, tradenames or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “U.S. dollars,” “$,” “US$” and “USD” mean United States dollars and all references to “CHF” mean Swiss francs.

Our consolidated financial statements are presented in Swiss francs and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While have compiled, extracted, and reproduced industry data from these sources, have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

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our financial performance;
•
the ability to maintain the listing of our Ordinary Shares and Warrants on the Nasdaq Global Market;
•
timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;
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expected benefits of our business and scientific approach and technology;
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the potential safety and efficacy of our product candidates;
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our ability to successfully develop, advance and commercialize our pipeline of product candidates;
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our ability to establish and maintain arrangements for the manufacture of our product candidates;
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the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
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expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
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estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;
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estimates of market opportunity for our product candidates;
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the effects of increased competition as well as innovations by new and existing competitors in our industry;
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our strategic advantages and the impact those advantages may have on future financial and operational results;
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our expansion plans and opportunities;
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our ability to operate and grow our business in a cost-effective manner;
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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
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the impact of macroeconomic factors and other global events on our business;

•
changes in applicable laws or regulations; and
•
the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not place undue reliance on these forward-looking statements in deciding to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.

Company Overview

Please see the section entitled “Item 4. Information on the Company – B. Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Item 4. Information on the Company – A. History and Development of the Company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 19, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•
reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2028; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700,000,000 as of the prior June 30.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

The Securities That May Be Offered

We may offer or sell ordinary shares, debt securities, warrants and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Ordinary shares

We may offer our ordinary shares, nominal value of CHF 0.01 per ordinary share, either alone or underlying other registered securities convertible into and/or exchangeable for our ordinary shares. Holders of our ordinary shares are entitled to receive dividends, if any, as may be approved from time to time by our general meeting of shareholders out of funds legally distributable for the payment of dividends. In addition, our auditors must also confirm that the dividend proposal conforms to Swiss law and the Articles of Association. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of our ordinary shares is entitled to one vote per ordinary share. Pursuant to Swiss law, the holders of our ordinary shares have pre-emptive rights (Bezugsrechte) to subscribe for newly issued ordinary shares, unless such pre-emptive rights are withdrawn or limited by our general meeting of shareholders, or upon authorization by our general meeting of shareholders, our board of directors in certain circumstances.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into and/or exchangeable for ordinary shares.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of our ordinary shares or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units consisting of our ordinary shares, warrants or any combination of such securities. We may offer units independently or together with other securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus supplement relating to the specific offering.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, debt securities, warrants and units, in one or more offerings, with a total aggregate offering price of up to $300,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus for research and development, progression of our clinical programs, general corporate purposes and working capital. Accordingly, we will have significant discretion in the use of any net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

THE OFFER AND LISTING

Our ordinary shares are currently traded on the Nasdaq Global Market, or Nasdaq, under the symbol “OCS.” The ordinary shares began trading on Nasdaq on March 3, 2023.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital and summarizes the material provisions of our articles of association. The following summary is not exhaustive, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Swiss law and our articles of association, a copy of which is incorporated by reference herein into the registration statement of which this prospectus forms a part. We encourage you to read our articles of association and the applicable provisions of Swiss law for additional information.

General

We were incorporated as a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland in accordance with articles 620 et seqq. of the Swiss Federal Act on the Amendment of the Swiss Civil Code of March 30, 1911 (“CO”) and registered with the Commercial Register of the Canton of Zug on October 31, 2022. Our corporate legal headquarters is located at Bahnhofstrasse 7, 6300 Zug, Switzerland. Neither the Articles of Association nor the operation of law limit the duration of the Company.

Capital Structure of the Company

Issued Share Capital

Immediately prior to the closing of the transactions contemplated by the Business Combination Agreement, dated as of October 17, 2022, as amended (the “Business Combination”), by and among European Biotech Acquisition Corp. (“EBAC”) and Oculis SA (“Legacy Oculis”), the Company’s share capital was CHF 356,821.68 divided into 35,682,168 fully paid-in registered shares with a nominal value of CHF 0.01 each.

In the context of the Business Combination, the Company increased its share capital in the Commercial Register of the Canton of Zug on the Acquisition Closing Date to CHF 365,273.68, divided into 36,527,368 Ordinary Shares, fully paid-up.

In the context of the public offering for the issuance and sale by the Company of ordinary shares based on that certain underwriting agreement entered into by the Company and BofA Securities Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein, the Company increased its share capital in the Commercial Register of the Canton of Zug on 5 June 2023 to CHF 400,273.68, divided into 40,027,368 Ordinary Shares, fully paid-up.

As a result of the partial exercise by the underwriters to purchase additional ordinary shares as part of the abovementioned offering, the Company increased its share capital in the Commercial Register of the Canton of Zug on 13 June 2023 to CHF 401,816.02, divided into 40,181,602 Ordinary Shares, fully paid-up.

As of December 31, 2023, an aggregate of 262,098 new shares had been issued following (i) the exercise of 112,942 options and the issuance of associated ordinary shares using conditional share capital for employee benefit plans and (ii) the exercise of 149,156 warrants and the issuance of associated ordinary shares using the conditional share capital for EBAC public and private warrants. As a result, the Company increased its share capital in the Commercial Register of the Canton of Zug on March 14, 2024, to CHF 404,437.00, divided into 40,443,700 Ordinary Shares, fully paid-up.

Share Classes

The Articles of Association provide for one class of Ordinary Shares with a nominal value of CHF 0.01 each. Each Ordinary Share will carry one vote in general meetings of shareholders, and the Ordinary Shares are listed on the Nasdaq Global Market.

Share Capital Increases (General)

Under Swiss law, we may increase our share capital and issue new shares through an ordinary capital increase, an increase by capital band (Kapitalband) or a conditional capital increase (Bedingte Kapitalerhöhung). In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against our equity, against contributions in kind, for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the pre-emptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within six months of shareholder approval. In an ordinary capital increase, holders of Ordinary Shares have pre-emptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, please see the section entitled “—Pre-emptive Rights and Advance Subscription Rights.”

Our shareholders can further authorize the Board of directors by way of an amendment of the Articles of Association to increase or decrease the share capital within a capital band in an amount not to exceed 50% of the share capital registered in the commercial register for a period of five years without further shareholder approval. To create a capital band, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding capital band is set forth below in the section entitled “—Capital band.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to creditors or options and warrants issued to third parties. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Under Swiss law, any conversion or option rights granted by a company before the provision of the articles of association that introduces the underlying conditional capital has been registered with the commercial register is null and void. The requirements for a conditional capital increase are set forth below in the section entitled “—Conditional Share Capital.”

Capital band

Under the Articles of Association, the Board of directors is authorized to increase the share capital, at any time until March 2, 2028, at the latest, by a maximum amount of CHF 178,410.84 by issuing a maximum of 17,841,084 fully paid-up shares with a nominal value of CHF 0.01 each (Ordinary Shares).

In fiscal year 2023, 3,654,234 shares were issued from the capital band. Thus, the Company is, as of the date of this Prospectus entitled to issue, within the lower limit of CHF 365,273.68 and the upper limit of CHF 543,684.52, up to 14,186,850 fully paid-up Shares, with a nominal value of CHF 0.01 each on the basis of the existing capital band. Such increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, are permissible.

The Board of directors may determine the time of the issuance, the issue price, the manner in which the new shares have to be paid up, the date from which the shares carry the right to dividends, the conditions for the exercise of the pre-emptive rights and the allotment of pre-emptive rights that have not been exercised. The Board of directors may allow the pre-emptive rights that have not been exercised to expire, or it may place such shares or the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The Board of directors is authorized to withdraw or limit the pre-emptive rights of the shareholders with respect to the shares to be issued under the capital band and to allot them to individual shareholders or third parties, subject to the following:

1.
if the issue price of the new registered shares is determined by reference to the market price;
2.
for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;
3.
for purposes of broadening the shareholders of our constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;
4.
for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe additional shares to the respective initial purchaser(s) or underwriter(s) in a placement or sale of registered shares;
5.
for raising of capital (including private placements) in a fast and flexible way, which probably could not be achieved without the exclusion of the statutory pre-emptive right of the existing shareholders;
6.
for other valid grounds in the sense of article 652b para. 2 CO, which provides by way of illustration that the acquisition of companies or parts thereof or equity interests therein, as well as employee share ownership are deemed to be valid grounds; or
7.
following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of directors , upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of directors has not found the takeover bid to be financially fair to the shareholders.

The authorization to withdraw or limit the pre-emptive rights is limited to the above listed items and exclusively linked to the particular available capital band (Kapitalband) set out in the Articles of Association. If the period to increase our share capital within the capital band lapses without having been used by the Board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into and/or exchangeable for other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•
classification as senior or subordinated debt securities;
•
ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;
•
the designation, aggregate principal amount and authorized denominations;
•
the date or dates on which the principal of the debt securities may be payable;
•
the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•
the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;
•
the place or places where the principal and interest shall be payable;
•
our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;
•
our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
•
if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•
if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•
whether the debt securities will be issued in the form of global securities;

•
the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•
provisions, if any, for the defeasance of the debt securities;
•
any material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences; and
•
other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•
subject to Swiss law, any insolvency or bankruptcy proceedings, any debt-restructuring moratorium or proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;
•
(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and
•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1) default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2) default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4) the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5) any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•
the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•
substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•
the rights of holders of the debt securities to receive payments of principal and interest;
•
the rights, obligations and immunities of the trustee; and
•
the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•
either:
•
all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;
•
we have paid or caused to be paid all other sums then due and payable under such indenture; and
•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series, or legal defeasance, or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series, or covenant defeasance. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•
money in an amount;
•
U.S. government obligations; or
•
a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;
•
no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•
the title of the warrants;
•
the aggregate number of warrants offered;
•
the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•
the exercise price of the warrants;
•
the dates or periods during which the warrants are exercisable;
•
the designation and terms of any securities with which the warrants are issued;
•
if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•
any minimum or maximum amount of warrants that may be exercised at any one time;
•
any terms relating to the modification of the warrants;
•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•
any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, debt securities and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•
a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•
any material provisions of the governing unit agreement that differ from those described above.

The provisions described in this section, as well as those described under “Description of Share Capital and Articles of Association,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information.”

LIMITATIONS AFFECTING SHAREHOLDERS OF A SWISS COMPANY

Form and Transfer of Shares

Form of the Shares

Ordinary shares may be issued as ordinary uncertificated securities within the meaning of article 973c CO (Wertrechte) and/or global certificates. In accordance with article 973c CO, we maintain a register of uncertificated securities (Wertrechtebuch). We may create intermediated securities (Bucheffekten) for ordinary shares.

Upon its registration with the share register, a shareholder may at any time request that we issue a written confirmation of the ordinary shares held by such shareholder. However, the shareholder has no right to request the printing and delivery of share certificates nor the conversion of ordinary shares issued in one form into another form. We may, however, at any time print and deliver certificates for registered (single certificates or global certificates) and, with the consent of the shareholder, delete without replacement issued share certificates, which have been returned to it. We may convert ordinary shares from one form into another form at any time and without the approval of the shareholders. We shall bear the cost associated with any such conversion.

Transfer of Shares

Ordinary shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. ordinary shares or the beneficial interest in ordinary shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules.

Share Register

We maintain a share register (Aktienbuch) (the “Share Register”) in which the owners of the ordinary shares are registered with name, address and nationality (in case of legal entities the registered office). In relation to the Company, only those shareholders registered in the Share Register are recognized as shareholders.

Pursuant to article 4 of the Articles of Association, acquirers of ordinary shares are, upon request and presentation of evidence of the transfer, registered as shareholders with voting rights in the Share Register if they explicitly declare to hold ordinary shares in their own name and for their own account.

The Board shall implement the necessary directions for maintaining the Share Register and it may issue corresponding regulations or guidelines. The Board may delegate such tasks.

In the invitation to the general meeting, the Board shall announce the record date for registration in the Share Register that is relevant with respect to the right to attend and vote.

We have the right to delete entries in the Share Register retroactively as of the date of the entry if the registration has been made on the basis of false information. We may give the relevant shareholder or nominee, in advance, the opportunity, to be heard. The relevant shareholder or nominee must be informed of the deletion without delay.

Registration and Voting Right Restrictions

The Articles of Association contain the following registration restrictions:

1. Regulatory Registration and Voting Right Restrictions. According to article 4 of the Articles of Association, the Board may refuse the registration of an acquirer of ordinary shares in the Share Register as a shareholder with voting rights or cancel an already occurred registration of ordinary shares with voting rights from the Share Register, if (a) the number of ordinary shares held or acquired directly or indirectly or acting in concert with third parties or as an organized group by such acquirer exceeds 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, and (b) such acquirer has not submitted prior to the acquisition of such ordinary shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer, or (ii) the highest price paid by such acquirer in the 12 months preceding to the publication of the tender offer.

Those associated through capital, voting power, joint management, beneficial ownership or in any other way, or joining for the acquisition of shares shall be regarded as one acquirer for the purposes of article 4 of the Articles of Association. Acquirers who do not meet the legal or regulatory requirements according to article 4 of the Articles of Association shall be entered in the Share Register as shareholder without voting rights for ordinary shares exceeding the limit of 15%. In case of an already occurred registration, ordinary shares exceeding the limit of 3% may be cancelled from the Share Register as ordinary shares with voting rights and instead be registered as ordinary shares without voting rights. The Board may enact regulations governing the details of such registration restriction. Nominees do not constitute as acquirers within the meaning of article 4 of the Articles of Association. After hearing the person concerned, we may cancel the registrations in the Share Register if those registrations were based on false information of the acquirer. In addition, according to article 4 of the Articles of Association, the Board may refuse the exercise of voting rights of a shareholder in excess of 15% of the total number of voting rights of the Company pursuant to the entry in the commercial register, if such shareholder does not meet the legal or regulatory requirements according to article 4 of the Articles of Association.

2. Registration and Voting Right Restrictions for ordinary shares held through Nominees. The registration and voting right restrictions in connection with the regulatory registration and voting right restrictions described above are also applicable to ordinary shares held through nominees. Accordingly, article 4 of the Articles of Association provides that, if, any beneficial owner should as a result of such registration of a nominee being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or alone or together with third parties, hold a number of shares exceeding 3% of the total number of voting rights of the Company pursuant to the entry in the commercial register and the nominee does not, expressly declare in the registration application that it is holding the shares on its own account, and the nominee does not confirm in writing that it is willing to disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5% or more of the share capital, the Board may refuse to register (or cancel an already occurred registration of) the nominee holding ordinary shares for the account of such beneficial owner with respect to any ordinary shares in excess of such restriction. The Board may make the registration with voting rights of the ordinary shares held by a nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered and may enter into agreements with nominees in this regard. Further, the voting right restrictions pursuant to article 4 of the Articles of Association as set out above also apply to ordinary shares, which are held by a nominee for the account of a person exceeding the threshold of 15% (regulatory voting right restrictions).

Apart from the registration and voting rights restrictions as described above, there are no restrictions on the transferability of the ordinary shares in the Articles of Association.

Ownership of Shares by Non-Swiss Residents

Except for the limitations on voting rights described above applicable to shareholders generally and the sanctions referred to below, there is no limitation under Swiss law or our articles of association on the right of non-Swiss residents or nationals to own ordinary shares or to exercise voting rights attached to the ordinary shares.

Foreign Investment and Exchange Control Regulations in Switzerland

Other than in connection with government sanctions imposed on certain persons from, in or related to the Republic of Iraq, the Islamic Republic of Iran, Central African Republic, Yemen, Lebanon, Libya, Sudan, the Republic of South Sudan, the Republic of Mali, Burundi, the Democratic Republic of Congo, Myanmar (Burma), Somalia, Syria, Guinea, Guinea-Bissau, Zimbabwe, Belarus, Moldova, the Democratic People’s Republic of Korea (North Korea), Venezuela, Nicaragua, Haiti, persons and organizations with connections to Osama bin Laden, the “Al-Qaeda” group or the Taliban, certain persons in connection with the assassination of Rafik Hariri as well as measures to prevent the circumvention of international sanctions in connection with the situation in Ukraine, there are currently no governmental laws, decrees or regulations in Switzerland that restrict the export or import of capital, including, but not limited to, Swiss foreign exchange controls on the payment of dividends, interest or liquidation proceeds, if any, to non-resident holders of shares.

Pre-emptive Rights and Advance Subscription Rights

Swiss law provides that any share issue, whether for cash or non-cash consideration, is subject to the prior approval at a general meeting of shareholders. Shareholders are granted certain pre-emptive rights (Bezugsrechte) to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe for warrants, convertible bonds or similar debt instruments with option rights in proportion to the nominal amount of shares held. Pursuant to the Articles of Association, a resolution adopted at a general meeting by a majority of two-thirds of the votes represented at the meeting is required to repeal, limit or suspend pre-emptive rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

•
through underwriters or dealers;
•
directly to a limited number of purchasers or to a single purchaser;
•
in block transactions;
•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•
through agents; or
•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•
the name or names of any underwriters, dealers or agents;
•
the purchase price of such securities and the proceeds to be received by us, if any;
•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•
any public offering price;
•
any discounts or concessions allowed or reallowed or paid to dealers; and
•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•
negotiated transactions;
•
at a fixed public offering price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to prevailing market prices; or
•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION

The material U.S. federal income tax and, to the extent applicable, material Swiss tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC registration fee	$44,280
FINRA filing fee	45,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at the time.

LEGAL MATTERS

The validity of the securities offered hereby on behalf of the Company and certain other matters of Swiss law, including matters of Swiss income tax law, will be passed upon for us by Vischer AG, Basel, Switzerland. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, Reston, Virginia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, Vischer AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US, Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this proxy statement/prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•
the non-Swiss court had jurisdiction pursuant to the PILA;
•
the judgment of such non-Swiss court has become final and non-appealable;
•
the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;
•
the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;
•
the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and
•
no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.oculis.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description;
•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024; and
•
our Report on Form 6-K filed with the SEC on February 28, 2024.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address and telephone number:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

Oculis Holding AG

$300,000,000

Ordinary Shares

Debt Securities

Warrants

Units

PROSPECTUS

, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Board of Directors and Executive Committee

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or grossly negligently violated his or her corporate duties towards the corporation. Furthermore, the general meeting of shareholders may discharge the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

Our Articles of Association provide for indemnification of the existing and former members of the board of directors or the executive committee against liabilities arising in connection with the performance of their duties in such capacity. In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers, the form of which has been filed as an exhibit to our annual report on Form 20-F filed with the Securities and Exchange Commission.

Item 9. Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.

2.1	Business Combination Agreement, dated as of October 17, 2022, by and among EBAC and Oculis (incorporated by reference to Exhibit 2.1 to EBAC’s Current Report on Form 8-K filed on October 17, 2022).	8-K	001-40211	2.1	10/17/2022

4.1	Articles of Association of the registrant, as amended.	20-F	001-41636	1.1	3/19/2024

4.2	Form of Indenture between the Registrant and one or more trustees to be named.					X

4.3*	Form of Debt Securities.

4.4*	Form of Warrant Agreement.

4.5*	Form of Unit Agreement.

5.1	Opinion of Vischer AG.					X

5.2	Opinion of Cooley LLP.					X

23.1	Consent of PricewaterhouseCoopers SA, Independent Registered Public Accounting Firm.					X

23.2	Consent of Vischer AG (included in Exhibit 5.1).					X

23.3	Consent of Cooley LLP (included in Exhibit 5.2).					X

24.1	Powers of Attorney (included on signature page to the registration statement).					X

25.1**	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Exhibit.					X

* To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K.

** To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lausanne, Switzerland, on April 1, 2024.

OCULIS HOLDING AG

By: /s/ Riad Sherif

Riad Sherif

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Riad Sherif and Sylvia Cheung, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Riad Sherif Riad Sherif	Chief Executive Officer (Principal Executive Officer)	April 1, 2024
/s/ Sylvia Cheung Sylvia Cheung	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2024
/s/ Anthony Rosenberg Anthony Rosenberg	Executive Chairman of the Board	April 1, 2024
/s/ Christina Ackermann Christina Ackermann	Deputy Chairman of the Board	April 1, 2024
/s/ Lionel Carnot Lionel Carnot	Director	April 1, 2024
/s/ Pravin Dugel, M.D. Pravin Dugel, M.D.	Director	April 1, 2024
/s/ Martijn Kleijwegt Martijn Kleijwegt	Director	April 1, 2024
/s/ Geraldine O’Keeffe Geraldine O’Keeffe	Director	April 1, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity as the duly authorized representative of the Registrant, in Boston, Massachusetts, on April 1, 2024.

OCULIS US INC

By: /s/ Sylvia Cheung

Sylvia Cheung

Chief Financial Officer